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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 13, 1995


                    Health-Chem Corporation
     (Exact name of registrant as specified in its charter)


                         Delaware
         (State or other jurisdiction of incorporation)


       1-6787                               13-2682801
(Commission File Number)         (IRS Employer Identification No.)


1212 Avenue of the Americas, New York, NY          10036
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (212) 398-0700













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Item 4.   Changes in Registrant's Certifying Accountant


(a) Effective November 13, 1995, the Board of Directors of Health-Chem Corporation (the "Company") approved the recommendation of the Company's Audit Committee to appoint the accounting firm of Coopers & Lybrand as independent accountants for the Company for the year ending December 31, 1995. The audit work of Deloitte & Touche LLP was terminated as of November 13, 1995.

(b) During the two most recent fiscal years and the subsequent interim period preceding the termination of Deloitte & Touche LLP, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

(c) Deloitte & Touche LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Company has requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Deloitte & Touche LLP's letter to the SEC, dated November 14, 1995, is filed as
     Exhibit 16 to the Form 8-K.




















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Item 7.  Financial Statements and Exhibits


(a)  Financial Statements

     None

(b)  Pro Forma Financial Information

     None

(c)  Exhibits

     16.1  Letter re Change in Certifying Accountant









                            SIGNATURE



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HEALTH-CHEM CORPORATION



Date:  October 20, 1995         By: /s/ Robert D. Speiser
                                    Robert D. Speiser
                                    Executive Vice President